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                                 Exhibit 10-84
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                     FIRST AMENDMENT TO PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of this 1st day of November, 1993, by and between CARL N. KARCHER IN HIS RESPECTIVE CAPACITY AS TRUSTEE OF THE CARL N. KARCHER AND MARGARET M. KARCHER TRUST, under a Declaration of Trust dated August 17, 1970 (collectively, "Seller"), and CARL KARCHER ENTERPRISES, INC., a California corporation ("Buyer").

                                    RECITALS

A. Seller and Buyer have entered into a written Purchase Agreement dated February 8, 1993 (the "Agreement") whereby Seller agreed to sell to Buyer the "Land." (Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.)

B. The testing of Parcel 1 performed by Buyer as provided in Section 11(b) of the Agreement has not produced results satisfactory to Buyer.

C. The time provided for Closing in the Agreement has not been met and Buyer has heretofore terminated the Agreement.

D. Seller and Buyer now desire to revive the Agreement so that it will be in full force and effect and to amend the Agreement in the following particulars.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. The Agreement, as amended hereby, shall be revived and shall be deemed to be, and is, in full force and effect, as amended hereby, as of the date hereof.

2. Section 3 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu therefor as if set forth in full in the
Agreement:

         Subject to the satisfaction or waiver by Buyer of all conditions precedent set forth herein, the closing ("Closing") of the purchase and sale of the interests in portions of the Land shall take place through Escrow as follows:

                 (a) For Parcel 1, within 30 days of the date of Buyer's acceptance or waiver of each and all the conditions precedent set forth herein with respect to Parcel 1, including but not limited to approval by Buyer of the condition of the soils on Parcel 1 as provided in Section 11(b), but in no event later than November 1, 1994.

                 (b) For Parcels 2 and 3, on or before November 15, 1993, or such other date as the parties may mutually agree on in writing (the "Closing Date").

         The Closing of the sale of Parcel 1 shall not be dependent upon, or affected by, nor shall the parties' obligations with respect thereto be affected by, the Closing of the sale of Parcel 2 or Parcel 3. The Closing of the sale of Parcel 2 shall occur simultaneously with the Closing of the sale of Parcel 3. The Closing of the sale of Parcel 2 and Parcel 3 shall not be dependent upon, or affected by, the Closing of the sale of Parcel 1.

3. Section 4(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
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         (b)     CASH AT CLOSING.  The balance of the Purchase Price with
         respect to any Parcel, together with any additional amounts and costs chargeable to Buyer as provided below with respect to such Parcel, shall be deposited by Buyer into Escrow not less than twenty-four (24) hours prior to the Closing Date of the escrow with respect to such parcel, and, except as provided in Section 4(a) above, shall be disbursed by Escrow Holder to Seller upon the Closing with respect to such Parcel, less the costs and prorations chargeable to Seller under
         Section 5 below with respect to such Parcel.

4. Section 5(b) is hereby modified by adding thereto at the end thereof the following:

         Buyer and Seller hereby agree that all accrued and unpaid rents under the leases between Buyer and Seller with respect to parcel 2 and Parcel 3 shall be due and payable upon the earlier to occur of the Close of Escrow with respect to Parcel 2 and Parcel 3 or the termination of this Agreement with respect to Parcel 2 and Parcel 3 (with the exception that the aggregate sum of $30,460.64 previously unpaid by Buyer with respect to the months of July and August, 1993 shall be due and payable upon the execution of this Agreement, along with any quarterly dividend payments which have been offset against the $700,000 deposit, provided, however, nothing contained herein shall constitute a consent or an acknowledgement by Seller as to the legality or permissibility of any such dividend offset or a waiver of any rights Seller may have against Buyer with respect to the legality of such offset); provided, however, that in the event that the Close of Escrow with respect to Parcel 2 and Parcel 3 does not occur on the Closing Date other than due to a default hereunder by Seller, rents accruing under the leases between Buyer and Seller with respect to Parcel 2 and Parcel 3 from and after such Closing Date shall be due and payable pursuant to the terms of the leases. Notwithstanding the foregoing, all percentage rents shall be determined as and when required by the leases and Buyer shall promptly thereafter pay such rents to Seller. Buyer's obligations under this Section 5(b) shall survive the Closing without limitation.

5. Section 11(b) of the Agreement is hereby modified by deleting of the last paragraph thereof and substituting the following in lieu therefor as if set forth in full therein:

         Buyer has found and given notice to Seller that contamination (including without limitation asbestos) is present on Parcel 1 and the improvements thereon, and that Parcel 1 and the improvements thereon are unacceptable to Buyer in their present condition. Buyer and Seller agree that Buyer and Seller shall promptly make good faith efforts to cause the third party or third parties responsible for such contamination to remediate such contamination on Parcel 1 and the improvements thereon to an extent acceptable to the Responsible Lead Agency having jurisdiction over such remedial efforts (the "RLA"). On November 1, 1994 (or such later date to which Buyer and Seller may agree in writing), if Buyer and Seller have not received "Acceptable Plans and Indemnities," then if Buyer so elects in writing, this Agreement shall thereupon terminate, and the deposit allocated to Parcel 1 shall be returned to Buyer. "Acceptable Plans and Indemnities" shall mean written remediation plans for Parcel 1 and the improvements thereon acceptable to the RLA, and with regard to the asbestos, a written remediation plan acceptable to Buyer, and written agreements acceptable to Buyer in its reasonable judgment, to be executed prior to close of escrow with respect to Parcel 1 by the third party or third parties responsible for such contamination, indemnifying the present and future owners and occupants of the property against any and all costs or causes of action resulting from the contamination. Should the Buyer determine in Buyer's reasonable judgment that the "Acceptable Plans and Indemnities" will result in interference with the conduct of the businesses





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         on Parcel 1 (including, without limitation, customer parking and access), or that there is significant uncertainty based on available data that the proposed remediation will succeed in meeting clean-up standards acceptable to the RLA without resulting in such interference, Buyer may terminate the Agreement as it applies to Parcel 1, and the deposit allocated to Parcel 1 shall be returned to Buyer, but in no event shall any such termination occur prior to November 1, 1994. The provisions of this paragraph shall survive the closing of the sale of Parcel 2 and Parcel 3 without limitation. Nothing in this paragraph shall be deemed an admission of any party with respect to responsibility for the contamination of Parcel 1 or a waiver of any rights, if any exist, any party may claim against the other party hereto with respect to such contamination.

6. Buyer and Seller have previously established escrows (collectively, the "Escrows") at Fidelity National Title Company to consummate the purchase and sale of each of the Parcels. Prior to the date of this Amendment, the Escrows were terminated. Buyer and Seller hereby agree promptly to take all actions as may be reasonably necessary or desirable to revive or re-establish the Escrows, and to deliver to the Escrows such documents or instruments as may be necessary to consummate the transactions contemplated hereby.

7. This Amendment and the Agreement constitute the entire agreement, and supersede all prior and contemporaneous agreements and understandings, of Seller and Buyer with respect to the purchase and the sale of the Land.

8. Seller and Buyer each agree to execute and deliver such documents and to perform such other acts, promptly upon request, as are necessary or appropriate to effectuate the purposes of this Amendment and the Agreement.

9. This Amendment shall be governed by and interpreted in accordance with the laws of the State of California applicable to contracts executed and to be performed in that state.

10. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original as against the party whose signature appears thereon and all of which together shall constitute but one and the same document.

12. This Amendment may be amended only by a writing executed by Seller and Buyer which expressly refers to this Amendment and the Agreement and the intent of the parties to amend its provisions.

13. If any action or proceeding is brought to enforce this Amendment, declare the meaning of its terms, or as a result of any breach or default hereunder, the prevailing party in such action or proceeding





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shall be entitled to recover from the non-prevailing party, and the non-prevailing party shall pay to the prevailing party, its attorneys' fees and costs of suit.

IN WITNESS WHEREOF, the parties have set their hands as of the day and date first written above.

SELLER:                                   BUYER:

/s/ CARL N. KARCHER
- - -------------------------------           CARL KARCHER ENTERPRISES, INC.,
Carl N. Karcher, as trustee of            a California corporation
the Carl N. Karcher and Margaret
M. Karcher Trust, under a                 By: /s/ RICHARD C. CELIO
Declaration of Trust dated                    ------------------------------
August 17, 1970                               Richard C. Celio
                                              Vice President/General Counsel

                                          DATE: November 2, 1993






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